SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 25, 2006
LIGHTBRIDGE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-21319	04-3065140
(STATE OR OTHER JURISDIC-	(COMMISSION	(IRS EMPLOYER
TION OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)
30 CORPORATE DRIVE, BURLINGTON, MASSACHUSETTS 01803
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (781) 359-4000
NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:
☐	WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

☐	SOLICITING MATERIAL PURSUANT TO RULE 14a-12 UNDER THE EXCHANGE ACT (17 CFR 240.14a-12)

☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14d-2(b) UNDER THE EXCHANGE ACT (17 CFR 240.14d-2(b))

☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13e-4(c) UNDER THE EXCHANGE ACT (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On January 25, 2006, we issued a press release reporting (i) our fourth quarter and year end 2005 results and (ii) a restatement of the first three quarters of 2005 and 2004 annual results in order to correct a deferred tax error. A copy of the press release entitled “Lightbridge Announces Fourth Quarter and Year End 2005 Financial Results and Restatement Related to Deferred Taxes” is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
ITEM 4.02(a ). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
On January 25, 2006, our management recommended to the Audit Committee of the Board of Directors (the “Audit Committee”), and the Audit Committee approved the recommendation, that our audited financial statements for the fiscal year ended December 31, 2004 and the unaudited financial statements and financial information for the quarterly periods ended December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 (the “Relevant Periods”) be restated in order to reflect additional tax expense associated with the tax valuation allowance that should have been recorded (exclusive of the deferred tax liability) for non-amortizing goodwill and trademarks in the Relevant Periods. Because of the error, our previously issued financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004 and related report of independent registered public accounting firm — Deloitte & Touche LLP and the Quarterly Reports on Form 10-Q filed with respect to the periods ended March 31, 2005, June 30, 2005 and September 30, 2005, should no longer be relied upon.
During the fiscal 2005 year end close process, we determined that, historically, the deferred income tax liability for the basis difference in goodwill and trademarks as a result of the Authorize.Net acquisition in 2004 was incorrectly offset against deferred income tax assets. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the deferred tax liability that arises as our goodwill and trademarks are amortized for tax purposes must be considered as a liability related to an asset with an indefinite life. Therefore, the deferred tax liability was not available as a source of future taxable income to offset the future deductions or benefits embedded in the deferred tax assets created by other deductible temporary timing differences; and the increase in the tax valuation allowance should have been recorded exclusive of the deferred tax liability for non-amortizing goodwill and trademarks in the Relevant Periods. Our previously filed financial statements for the Relevant Periods did not appropriately reflect the charge to income taxes arising from this deferred tax liability.
We will record additional deferred tax expense to increase our deferred tax liability in each of the Relevant Periods. These non-cash adjustments are expected to increase the tax expense and increase net loss by approximately $1.3 million for the fourth quarter and fiscal year ended December 31, 2004 and by approximately $408,000 for the quarter ended March 31, 2005. These adjustments will increase tax expense and reduce net earnings by approximately $408,000 for the quarter ended June 30, 2005 and approximately $500,000 for the quarter ended September 30, 2005. These adjustments will have no effect on revenue, cash from operating activities or net income before taxes.

On January 25, 2006, our Audit Committee and management reviewed and discussed the adjustments to tax expense, the deferred tax liability and the deferred tax asset valuation allowance required to correct the error described above in the Relevant Periods. Representatives of our independent registered public accounting firm, Deloitte & Touche LLP, attended the meeting and discussed the matters disclosed in this Current Report on Form 8-K with the Audit Committee.
Accordingly, we will file an amendment to the Forms 10-Q for the Relevant Periods and an amendment to the Form 10-K for the fiscal year ended December 30, 2004 with the Securities and Exchange Commission to reflect the accounting treatment of deferred taxes.
After reviewing the circumstances leading up to the restatement, we and the Audit Committee believe that the errors were inadvertent and unintentional. We have determined that a material weakness exists in internal control over financial reporting with respect to accounting for income taxes.
A copy of the press release entitled “Lightbridge Announces Fourth Quarter and Year End 2005 Financial Results and Restatement Related to Deferred Taxes” is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) EXHIBITS.
     99.1 Press Release dated January 25, 2006, entitled “Lightbridge Announces Fourth Quarter and Year End 2005 Financial Results and Restatement Related to Deferred Taxes.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE, INC.
By:	/s/ Timothy C. O'Brien
Timothy C. O'Brien
Vice President, Finance and Administration, Chief Financial Officer and Treasurer

January 25, 2006